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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Eagle Rock Energy G&P, LLC and
Common Unitholders of Eagle Rock Energy Partners, L.P.:

        We consent (i) to the use of our report dated March 3, 2014, except as to Notes 1, 3, 11, 12, 17, 18, 19, and 20, which are as of September 17, 2014, with respect to the consolidated balance sheets of Eagle Rock Energy Partners, L.P. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations, members' equity, and cash flows for each of the years in the three-year period ended December 31, 2013, incorporated herein by reference to the Form 8-K of Eagle Rock Energy Partners, L.P. dated September 17, 2014, (ii) to the use of our report dated March 3, 2014, with respect to the effectiveness of internal control over financial reporting as of December 31, 2013, incorporated herein by reference to the December 31, 2013 annual report on Form 10-K of Eagle Rock Energy Partners, L.P. dated March 3, 2014, and (iii) to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Houston, Texas
September 18, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm